EXHIBIT 99.2
StarTek, Inc.
Operating Results Scorecard
Quarter Ended September 30, 2008

	Q1-07	Q2-07	Q3-07	Q4-07	Q1-08	Q2-08	Q3-08
Revenue (millions)
US-Base Sites	$34.4	$35.0	$39.7	$40.2	$37.2	$35.8	$37.7
US-New 08 Sites	—	—	—	—	3.0	5.9	9.6
Canada	23.2	23.8	23.4	25.4	24.6	23.9	21.7
Philippines	—	—	—	—	—	—	0.1

Company Total	$57.6	$58.8	$63.2	$65.7	$64.7	$65.6	$69.1

Gross Profit %
US-Base Sites	21.0%	20.8%	24.4%	24.3%	23.0%	18.2%	18.7%
US-New 08 Sites	n/a	n/a	n/a	n/a	-8.7%	-0.6%	4.4%
Canada	7.2%	5.3%	2.7%	8.8%	5.3%	8.1%	6.1%
Philippines	n/a	n/a	n/a	n/a	n/a	n/a	-977.4%

Company Total	15.5%	14.5%	16.3%	17.4%	14.8%	12.8%	12.0%

FTE* — Quarterly Average
US-Base Sites	2,846	2,970	3,214	3,321	3,093	3,007	3,055
US-New 08 Sites	—	—	—	—	179	421	720
Canada	2,313	2,180	2,158	2,125	2,077	1,982	1,842
Philippines	—	—	—	—	—	—	5

Company Total	5,159	5,150	5,372	5,446	5,349	5,410	5,622

# of Agent Seats- End of Period
US-Base Sites	4,364	4,459	4,455	4,457	4,457	4,457	4,280
US-New 08 Sites	—	—	—	—	992	992	1,498
Canada	3,343	3,306	3,306	3,026	3,026	3,026	2,968
Philippines	—	—	—	—	—	—	1,100

Company Total	7,707	7,765	7,761	7,483	8,475	8,475	9,846

Number of Sites- End of Period
US-Base Sites	12	12	12	12	12	12	11
US-New 08 Sites					2	2	3
Canada	7	7	7	6	6	6	6
Philippines							1

Company Total	19	19	19	18	20	20	21